                                                                 Exhibit (a)(17)

                             THE GLENMEDE FUND, INC.


                             ARTICLES SUPPLEMENTARY


         THE GLENMEDE FUND, INC., a Maryland corporation having its principal office in Baltimore City, Maryland ("Glenmede Fund"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: In accordance with the requirements of Section 2-208 of the Maryland General Corporation Law, the Board of Directors of Glenmede Fund has classified Fifteen Million (15,000,000) authorized, unissued and unclassified shares of Glenmede Fund of the par value of $.001 per share, as Core Value Portfolio shares, pursuant to the following resolution adopted by the Board of Directors of Glenmede Fund on December 13, 1999:

                           RESOLVED, that effective upon making any necessary filings with the Maryland Department of Assessments and Taxation, pursuant to Article Fifth of Glenmede Fund's Articles of Amendment and
         Restatement: Fifteen Million (15,000,000) authorized, unissued and unclassified shares of Glenmede Fund (of the par value of $.001 per share and of the aggregate par value of Fifteen Thousand Dollars ($15,000)) be, and hereby are, classified as Core Value Portfolio shares; and

                           FURTHER RESOLVED, that Core Value Portfolio shares shall have all the rights and privileges as set forth in Glenmede Fund's Articles of Amendment and Restatement.

         SECOND: In accordance with the requirements of Section 2-208 of the Maryland General Corporation Law, the Board of Directors of Glenmede Fund has reclassified Five Million (5,000,000) authorized and classified shares of Glenmede Fund, pursuant to the following resolution adopted by the Board of Directors of Glenmede Fund on December 13, 1999:

                           RESOLVED, that the Five Million (5,000,000) authorized and classified shares of the Flag Investors Series Class A Shares of the Institutional International Portfolio of Glenmede Fund (with a par value of $.001 per share and of the aggregate par value of Five Thousand Dollars ($5,000)) shall be reclassified as unclassified shares, and, subject to the authority of the Board of Directors to hereafter classify and reclassify such shares, shall no longer represent interests in any investment portfolio of Glenmede Fund.

         General
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         THIRD: The shares of capital stock of Glenmede Fund classified and reclassified pursuant to the resolutions set forth in Article FIRST and SECOND of these Articles Supplementary have been classified and reclassified by Glenmede Fund's Board of Directors under the authority contained in the Articles of Amendment and Restatement of Glenmede Fund.

         FOURTH: These Articles Supplementary do not increase the authorized number of shares of Glenmede Fund or the aggregate par value thereof. The total number of shares of capital stock which Glenmede Fund is presently authorized to issue remains Two Billion Five Hundred Million (2,500,000,000) shares (of the par value of One Mill ($.001) each) and of the aggregate par value of Two Million Five Hundred Thousand ($2,500,000) of Common Stock classified as follows:
                                                            Number of Shares of
         Name of Class                                    Common Stock Allocated
         -------------                                    ----------------------

         Government Cash Portfolio........................     700,000,000
         Tax-Exempt Cash Portfolio........................     500,000,000
         Core Fixed Income Portfolio......................     250,000,000
         International Portfolio..........................     225,000,000
         Tax Managed Equity Portfolio.....................     125,000,000
         Small Capitalization Equity Portfolio -
           Advisor Shares.................................     200,000,000
           Institutional Shares...........................     100,000,000
         Institutional International Portfolio -
           Institutional Shares...........................     145,000,000
         Large Cap Value Portfolio........................     125,000,000
         Emerging Markets Portfolio.......................      50,000,000
         Global Equity Portfolio..........................      25,000,000
         Small Capitalization Growth Portfolio............      25,000,000
         Core Value Portfolio.............................      15,000,000
         Unclassified.....................................      15,000,000
                                                                ----------


                  Total...................................   2,500,000,000


         IN WITNESS WHEREOF, The Glenmede Fund, Inc. has caused these Articles Supplementary to be signed in its name and on its behalf as of this 13th day of December 1999.



Attest:                                     THE GLENMEDE FUND, INC.

/s/ Michael P. Malloy                       /s/ Mary Ann B. Wirts
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Michael P. Malloy                           Mary Ann B. Wirts
Secretary                                   President

         THE UNDERSIGNED, President of Glenmede Fund, who executed on behalf of said Glenmede Fund the foregoing Articles Supplementary to the Charter, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Glenmede Fund, the foregoing Articles Supplementary to the Charter to be the corporate act of Glenmede Fund and further certifies that, to the best of her knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.


                                                     Mary Ann B. Wirts
                                                     ------------------
                                                     Mary Ann B. Wirts
                                                     President